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                                                                EXHIBIT (d)


                              SIMPSON THACHER & BARTLETT
                A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS
                                 425 LEXINGTON AVENUE
                              NEW YORK, N.Y.  10017-3954
                                    (212) 455-2000
                                 FAX: (212) 455-2502




                                                 October 22, 1997



K-III Communications Corporation
745 Fifth Avenue
New York, New York  10151

Ladies and Gentlemen:

         We have acted as special counsel for K-III Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") with respect to (i) up to 1,250,000 shares of $9.20 Series F Exchangeable Preferred Stock, par value $.01 per share and liquidation value $100 per share (the "Preferred Stock") to be issued by the Company in exchange for up to 1,250,000 shares of $9.20 Series E Exchangeable Preferred Stock, par value $.01 per share and liquidation value $100 per share (the "Old Preferred Stock"), and (ii) up to $125,000,000 aggregate principal amount of the Company's $9.20 Class F Subordinated Debentures due 2009 ("the Subordinated Debentures"), issuable, at the Company's option, in exchange for the Preferred Stock, all as described in the Registration Statement.

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K-III Communications                  -2-                       October 22, 1997
   Corporation


         We have examined the Registration Statement and the proposed form of the Indenture to be dated as of the date of first issuance of the Subordinated Debentures (the "Debenture Indenture") between the Company and The Bank of New York, as Trustee (the "Debenture Trustee"), which has been filed with the Commission as an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed that the Debenture Indenture will be duly authorized, executed and delivered by the Debenture Trustee. In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Debenture Indenture as executed and delivered by the parties thereto will be in the form of the draft which has been filed with the Commission as an Exhibit to the Registration Statement.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that, in our opinion, the statements set forth in the

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K-III Communications                  -3-                       October 22, 1997
   Corporation


Registration Statement under the caption "Certain Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT